UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 15, 2008

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30539 (Commission File Number)	94-3175152 (IRS Employer Identification No.)
4001 Burton Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.03	Bankruptcy or Receivership.
     On October 15, 2008, Tvia, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose Division (the “Court”), in the proceeding titled In re: Tvia, Inc., Case No. 08-55860. The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Court.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
     On or about October 14, 2008, Dr. Bathsheba Malsheen, Dr. BaiChuan Du and Bruce Berkoff resigned from the Company’s Board of Directors (the “Board”).
Compensatory Arrangements of Certain Officers
     Effective as of October 13, 2008, the Company entered into an Employment Agreement (the “Employment Agreement”) with Eli Porat, the Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Porat will continue to receive a salary of $240,000 per year. Mr. Porat will also receive a bonus of $15,000 during each of the twelve months following the date of the Employment Agreement that he remains employed by the Company, which bonus amount is 50% less than that which Mr. Porat was entitled to receive under the Executive Severance Agreement, dated November 20, 2001, by and between the Company and Mr.  Porat (the “Severance Agreement”). Any unpaid bonus payments will be payable immediately if, during the twelve months following a Liquidity Event (as defined below), Mr. Porat’s employment is terminated without Cause (as defined in the Employment Agreement) or Mr. Porat terminates his employment for Good Reason (as defined in the Employment Agreement). The Severance Agreement was terminated in connection with the effectiveness of the Employment Agreement.
     In addition, the Company adopted a Transaction Bonus Plan (the “Plan”) which provides that certain employees of the Company will receive bonus payments in connection with a Liquidity Event (as defined in the Plan) of the Company. The aggregate amount of these bonus payments is equal to 5% of the Net Proceeds (as defined in the Plan) available for distribution to the holders of the Company’s equity securities in connection with a Liquidity Event (the “Bonus Pool”). Mr. Porat is eligible to receive 50% of the Bonus Pool.
     Copies of the Employment Agreement and the Plan are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Non-employee Director Compensation
     On or about October 13, 2008, the Company awarded non-employee members of the Board, including Dr. Malsheen, Dr. Du and Mr. Berkoff, cash payments in the amount of $20,000 in consideration of their past service to the Company. In addition to the cash payments of $20,000, the Company’s remaining non-employee directors, William Walker and David Levi, are also entitled to receive $5,000 per month that they remain non-employee members of the Board.
Indemnification Agreements
     Effective as of October 13, 2008, the Company entered into indemnification agreements with each of its directors and certain of its employees, which provide that the Company will indemnify to the fullest extent permitted by applicable law the director or employee against liabilities that may arise by reason of his or her status as a director or employee of the Company.
     A form of the indemnification agreement entered into between the Company and its directors and certain of its employees is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Employment Agreement, effective as of October 13, 2008, by and between the Company and Eli Porat.

10.2	Transaction Bonus Plan, effective as of October 13, 2008.

10.3	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer

Date: October 16, 2008

Exhibit Index

Exhibit
Number	Exhibit Title

10.1	Employment Agreement, effective as of October 13, 2008, by and between the Company and Eli Porat.

10.2	Transaction Bonus Plan, effective as of October 13, 2008.

10.3	Form of Indemnification Agreement.